VIPER ENERGY PARTNERS LP

LIMITED POWER OF ATTORNEY FOR SECTION 13 AND SECTION 16 FILINGS

I, Frank C. Hu, of Viper Energy Partners LP do hereby make, constitute and appoint each of Travis D. Stice, Kaes Van't Hof, Teresa L. Dick and Matt Zmigrosky, as my true and lawful attorney for the purposes hereinafter set forth, effective as of this 8 day of April 2022.

References in this limited power of attorney to "my Attorney" are to the person named above and to the person substituted hereunder pursuant to the power of substitution granted herein.

I hereby grant to my Attorney, for me and in my name, place and stead, the power:

1. To execute for and on my behalf, in my capacity as a unitholder of Viper Energy Partners LP, a Delaware limited partnership (the "Partnership"), any Schedule 13D and Schedule 13G, and all and any amendments thereto, in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act");

2. To execute for and on my behalf, in my capacity as an officer, director and/or unitholder of the Partnership, Form 3, Form 4, and Form 5, and all and any amendments thereto, in accordance with Section 16(a) of the Exchange Act;

3. To do and to perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5, or any amendment thereto, and to timely file such schedule, form or amendment thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

4. To take any other action of any type whatsoever that, in the opinion of my Attorney, may be necessary or desirable in connection with the foregoing grant of authority, it being understood that the documents executed by my Attorney pursuant to this limited power of attorney shall be in such form and shall contain such terms and conditions as my Attorney may approve.

I hereby grant to my Attorney full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my Attorney shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted. I acknowledge and agree that neither my Attorney nor the Partnership is assuming any of my responsibilities to comply with the Exchange Act.

This limited power of attorney shall remain in full force and effect until I am no longer required to file any Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 with respect to my holdings of, and transactions in, securities of the Partnership, unless earlier revoked by me in a signed writing delivered to each of my Attorney and the substitutes therefore, if any. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, I have hereunto set my hand to this instrument on the date first above written.

/s/ Frank C. Hu
Frank C. Hu

State of California
County of Los Angeles

On April 8th, 2022 before me, Qiang Duan, Notary Public, personally appeared Frank C. Hu, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Qiang Duan
Notary Public
My Commission Expires: November 26, 2023
Notary ID #2313943
[Affix Notary Seal]